Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the StemCells, Inc. 1996 Stock Plan and the 1997 CytoTherapeutics, Inc. StemCells Research Stock Option Plan of CytoTherapeutics, Inc. of our report dated February 6, 1997, except for Note 17, as to which the date is February 13, 1997, with respect to the consolidated financial statements of CytoTherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP
                                                          ----------------------
                                                          ERNST & YOUNG LLP

Boston, Massachusetts
October 2, 1997